EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Stockholders
W.R. Berkley Corporation

We consent to the incorporation by reference in the registration statment on Form S-8 of W.R. Berkley Corporation (dated August 16, 2005) of our reports dated March 11, 2005, with respect to the consolidated balance sheets of W.R. Berkley Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear or are incorporated by reference in the December 31, 2004 annual report on Form 10-K of W.R. Berkley Corporation.

/s/ KPMG LLP

New York, New York
August 16, 2005